UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Update: XFLT Urges Shareholders to Approve the King Street Sub-Adviser and Effect Liquidity Plan Ahead of August 6th Meeting

Seeking Alpha's High Dividend Opportunities, A Notable Investment Research Provider, and the Leading Proxy Advisory Firms ISS and Glass Lewis All Recommend Shareholders Vote "FOR" the King Street Sub-Advisory Agreement (Read Article (https://www.globenewswire.com/Tracker?data=6ATipT1ya358piHEap0TC5yAChCNbgLytpdBaXYo0o2ZB0atN1WkCRIHxKNp8tQ8xsLeViiYIPitWBmq1gjPSDr2cR_w94ftOEZsyJgVAWTOWaiVFFCgJV29uxyIOeXZifm8traX6jqH9die-D559cMbVeKbwwAh7kOPaXxjN8QCYtsL_XfpEjOimvxULwGb))

XA Investments President and XFLT Vice President Kimberly Flynn Publishes Video Detailing the Proposed XFLT Tender Offers (View Video (https://xainvestments.com/knowledge-bank/videos/xflt-proxy-vote-liquidity-plan-explanation/))

Deadline for XFLT Shareholders to Vote on the WHITE Proxy Card is Today, August 5th at 11:59 PM ET

CHICAGO – August 5, 2026 – XAI Floating Rate & Alternative Income Trust (XFLT) (the "Fund") reminded shareholders to vote by 11:59 PM ET on August 5, 2026, ahead of the reconvened Special Meeting of Shareholders on August 6, 2026, on the WHITE proxy card "FOR" the long-term appointment of interim sub-adviser Rockford Tower Asset Management, L.L.C. (the "King Street Sub-Adviser"), a wholly owned subsidiary of King Street Capital Management, L.P. ("King Street") (the “King Street Sub-Advisory Agreement”).

Top Investment Research Service and the Leading Proxy Advisory Firms Recommend Shareholders Vote “FOR” the King Street Sub-Advisory Agreement.

•	XFLT shareholders have now received independent recommendations to vote "FOR" the King Street Sub-Advisory Agreement from High Dividend Opportunities, a leading investment research service on the Seeking Alpha platform, as well as the leading proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC ("Glass Lewis").

•	The High Dividend Opportunities article (https://www.globenewswire.com/Tracker?data=zqKuWtqYHAxZWJlE9T8lTAcrLzCQnIhtNTp-IblSC7JQjzhZXuWoRRN6tRPnY__pKjf0QGRC09S8nU8sS7UjSbGDzoiKeW5C4Lfbhm0W4kLzNjE29xoUNEUSPg0UfFaxNZQgZprDIgyFg1xWyGuEeDCODB2gXbmH3lRbxUIy5Ge_-YF7vfJlduTSz0CU_M7G) published on Seeking Alpha stated: “[The Fund] has come with an offer to buy back 25% of the fund, a substantial portion, and they are doing it in a way that should support the share price for the next two years.”

XA Investments President and XFLT Vice President Kimberly Flynn’s Video Detailed the Proposed Liquidity Plan Designed to Support Stronger Outcomes for Shareholders.

•	XA Investments President and XFLT Vice President Kimberly Flynn published a video providing insight into the initial tender offer and two contingent tender offers. The liquidity plan becomes effective following the approval of the long-term appointment of the King Street Sub-Adviser. The video can be viewed on XAI’s website (https://xainvestments.com/knowledge-bank/videos/xflt-proxy-vote-liquidity-plan-explanation/).

•	The Board remains confident that the King Street Sub-Advisory Agreement, combined with the Liquidity Plan, represents a compelling path forward to enhance long-term value for XFLT shareholders. Since July 30, 2026, the King Street Sub-Adviser has served as the Fund's interim sub-adviser, bringing the resources of a leading global alternative asset manager with $30 billion in assets under management, a $12 billion CLO platform and a deep bench of investment talent.

The Future of XFLT Will Be Determined by This Vote. Shareholders Who Have Not Yet Voted—or Wish to Change Their Vote—Should Do So Today on the WHITE Proxy Card.

How to Vote:

The Board urges XFLT shareholders to follow recommendations from Seeking Alpha’s High Dividend Opportunities, ISS and Glass Lewis and vote “FOR” the King Street Sub-Adviser on the WHITE proxy card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

•	By Phone: Call the toll-free number listed on your WHITE proxy card.

•	By Mail: Sign and return the WHITE proxy card in the enclosed postage-paid envelope.

If you previously voted and want to change your vote to vote “FOR” the King Street Sub-Adviser, all you need to do is vote again following the instructions above.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com